Press release dated August 14, 2006
EX-99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:
TransCommunity Financial Corporation
William B. Littreal - Chief Financial Officer
4235 Innslake Drive
Glen Allen, VA 23060
(804) 934-9999

TRANSCOMMUNITY FINANCIAL CORPORATION ANNOUNCES
SELECTED SECOND QUARTER RESULTS AND
RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS

Richmond, Virginia.  August 14, 2006.  TransCommunity Financial Corporation (OTC BB:TCYF), parent holding company for Bank of Powhatan, N.A., Bank of Goochland, N.A. and Bank of Louisa, N.A., reported its first consolidated quarterly profit as net income for the quarter ended June 30, 2006 was $30 thousand, an improvement of 105% from net losses of $602 thousand for the same period in 2005.  Net income per share from continuing operations for the quarter, both basic and diluted, was $0.01, or a 104.2% improvement when compared to net losses per share of $0.24 over the same period in 2005.

Highlights of TransCommunity’s performance for the quarter ended June 30, 2006 as compared to the same period in 2005 include:

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Net income of $30 thousand
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Net interest income increased by $626 thousand, or 37.0%
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Personnel expense from continuing operations down $315 thousand

Bruce B. Nolte, President and Chief Executive Officer, stated, “At our Annual Meeting in May, we told our shareholders that sustained profitability was a major goal for 2006.  Achieving an operating profit for the second quarter represents a major installment on that commitment.”

For the three months ended June 30, 2006, net income from continuing operations for the Community Banking segment was $506 thousand, an increase of $189 thousand, or 59.6%, from $317 thousand during the same period of 2005.  Net interest income for the Community Banking segment increased by $482 thousand, or 27.9%, to $2.2 million for the quarter as compared to the same period of 2005.

For the three months ended June 30, 2006, net losses for the mortgage banking segment totaled $333 thousand, a decrease of $355 thousand from net income of $22 thousand for the same period in 2005.  Commissions and fees from loan originations in the mortgage banking segment during the quarter decreased by $415 thousand, or 37.7%, when compared to the same period in 2005.

Nolte commented, “During the first quarter of 2006, management and our Board of Directors conducted an in-depth review of our mortgage banking business.  This review revealed a number of operational shortcomings.  In April, the Board of Directors approved a plan for this affiliate aimed at addressing the items identified during the review.  This plan has now been in effect for just over 90 days.  We will be carefully monitoring this affiliate during the months ahead.”

TransCommunity also reported that, during the second quarter, the Company conducted a test of the goodwill associated with the acquisition of the mortgage company for possible impairment.  As a result of this test, the decision was made to write down the entire amount of goodwill totaling $321 thousand, at June 30, 2006.

Nolte stated, “Our ability to absorb this write down and still report a consolidated profit says quite a lot, I believe, about the progress the Company has made during 2006.”

TransCommunity also reported that it has discovered that it has incorrectly accounted for loans subject to certain loan participation agreements entered into with third-party financial institutions since February 2004.  TransCommunity entered into these agreements because the amount of the loans, if held by the Company, would have exceeded its legal lending limits.  The loans at issue total approximately $18.5 million, which represented 15% of the total loans that TransCommunity reported at December 31, 2005.  TransCommunity had previously not reflected the participated balances of loans subject to these agreements on its balance sheet.

The loan participation agreements at issue provide TransCommunity with the right to repurchase, in its sole discretion, the loan participation interests that it has sold to third-party financial institutions.  This right to repurchase allows TransCommunity to retain a level of control over the loans subject to the loan participation agreements.  While TransCommunity never intended to exercise any of its rights to repurchase until it had legal lending limits sufficient to do so, the accounting guidance relating to transfers and servicing of financial assets and extinguishment of liabilities technically required TransCommunity to reflect these loans as assets on its consolidated balance sheets due to this right to repurchase.

TransCommunity is currently evaluating the impact that this accounting error has on the consolidated financial statements that have been included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q since 2004.  The Company expects to restate certain financial information in its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the period ended March 31, 2006.  Resolution of the accounting error will also delay the filing of TransCommunity’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 beyond its due date.

TransCommunity expects that the only adjustments to its historical consolidated financial statements will be additions to assets and liabilities reflected on the balance sheets and recognition of the related interest income and interest expense.  The accounting error will have no impact on TransCommunity’s net worth at any date or on its net income, net interest income, noninterest income or noninterest expense, for any period.

Nolte commented, “TransCommunity Financial Corporation is financially sound.  We have achieved our first consolidated operating profit.  We are well-capitalized.  Our community banks are performing at or ahead of budget.  We have taken strong action with regard to our mortgage banking business.  It is important to note that this restatement of certain financial information will not impact net income or the Company’s net worth.”

Forward-Looking Statements

This news release contains forward-looking statements. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. Forward-looking statements may include, but are not limited to, discussions concerning:

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Projections of revenues, expenses, losses, losses per share, net interest margins, asset growth, loan production, deposit growth, and other performance measures
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Expansion of operations, including de novo banks and branch openings, entrance into new markets, development of products and services
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Discussions on the outlook of the economy, competition, regulation, taxation, company strategies, subsidiaries, investment risk and policies

Actual results or performance could differ from those implied or contemplated by forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties, including, among others: general business, economic and market conditions, fiscal and monetary policies, war and terrorism, natural disasters, changes in interest rates, deposit flows, loan demand and real estate values; a deterioration in credit quality and/or a reduced demand for credit, competition with other providers of financial products and services; the issuance or redemption of additional Company equity or debt; volatility in the market price of the Company’s common stock; changes in accounting principles, policies or guidelines, changes in laws or regulation; reliance on other companies for products and services; operational or systems risks; and other economic, competitive, servicing capacity, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and delivery of services. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. TransCommunity does not undertake, and specifically disclaims any obligation, to publicly update or revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, whether as the result of new information, future events or otherwise.